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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 10, 2000, in the Registration Statement (Form S-1 No. 33-_____) and related Prospectus of General Maritime Corporation for the registration of _____ shares of its common stock.

                                                     Ernst & Young LLP

New York, New York


The foregoing consent is in the form that will be signed upon the completion of the recapitalization and legal entity reorganization described in Note 1 to the consolidated financial statements.

                                                     /s/ Ernst & Young LLP
New York, New York
November 10, 2000